Exhibit 10.1

FIRST AMENDMENT

TO

AMESITE INC.

2018 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT TO AMESITE INC. 2018 EQUITY INCENTIVE PLAN (this “Amendment”) of the Amesite Inc. 2018 Equity Incentive Plan (the “Plan”) is made as of the 13th day of January, 2023, by the Board of Amesite Inc., a Delaware corporation (the “Company”) pursuant to Section 6.2 of the Plan. All terms used but not defined herein shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board of Directors (the “Board”) may amend the Plan pursuant to Section 6.2 of the Plan, provided that no such action shall materially impair the rights of a Participant under any award without such Participant’s consent (the “Amendment Conditions”);

WHEREAS, this Amendment satisfies the Amendment Conditions; and

WHEREAS, this Amendment has been submitted to the holders of the outstanding stock of the Company (the “Stockholders”) and such Stockholders have approved the adoption of this Amendment.

AGREEMENT

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Section 1.5 of the Plan is hereby amended and restated as follows:

1.5 Shares and Cash Available. Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Section 1.5, 7,600,000 Shares shall be available for awards under this Plan inclusive of 1,228,195 Shares subject to options originally granted under the Amesite Inc. 2018 Equity Incentive Plan and assumed in connection with the merger of Amesite Inc. with a subsidiary of Lola One Acquisition Corporation (the “Assumed Options”), of such number of Shares, 7,600,000 may be issued upon the exercise of Incentive Stock Options. The number of Shares that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of Shares which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Share Awards and delivered upon the settlement of Performance Units. As of the first day of each calendar year beginning on or after January 1, 2021, the number of Shares available for all awards under the Plan, other than Incentive Stock Options, shall automatically increase by a number equal to the least of (x) 5% of the number of Shares that are issued and outstanding as of such date, or (y) a lesser number of Shares determined by the Committee. To the extent that Shares subject to an outstanding option, SAR, Share Award or other award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an option cancelled upon settlement in Shares of a related tandem SAR or Shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Shares shall again be available under this Plan, other than for grants of Incentive Stock Options.

To the extent not prohibited by the listing requirements of the Nasdaq Global Market or any other stock exchange on which Shares are then traded or applicable laws, any Shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 2.1(c), or the “net settlement” or “net exercise” of a Share-settled SAR pursuant to Section 2.2(c)) or (ii) in satisfaction of tax withholding obligations incident to the grant, exercise, vesting or settlement of an award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all awards under the Plan, unless otherwise determined by the Committee. Notwithstanding anything in this Section 1.5 to the contrary, Shares subject to an award under this Plan may not be made available for issuance under this Plan if such shares are shares repurchased on the open market with the proceeds of an option exercise.

Other than with respect to the Assumed Options, the number of Shares for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares to be delivered under this Plan shall be made available from authorized and unissued Shares, or authorized and issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.

2. Miscellaneous.

a. Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

b. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

c. Governing Law. This Amendment shall be governed in accordance with the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned members of the Board of the Company hereby adopt this First Amendment to Amesite Inc. 2018 Equity Incentive Plan on January 13, 2023. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original for all intents and purposes, and all of which, when taken together, shall constitute one instrument.

/s/ Anthony Barkett
Anthony Barkett

/s/ Barbie Brewer
Barbie Brewer

/s/ J. Michael Losh
J. Michael Losh

/s/ Richard T. Ogawa
Richard T. Ogawa

/s/ Gilbert S. Omenn
Gilbert S. Omenn, M.D., Ph.D.

George Parmer

Ann Marie Sastry, Ph.D.